Exhibit 99.1

PRESS RELEASE

Cyren Appoints Brett Jackson as New CEO

Security veteran tapped to lead Cyren’s next phase of growth

McLean, VA – April 24, 2019 – Cyren (NASDAQ: CYRN), a leader in cloud security, announced today that Brett Jackson has been appointed by Cyren’s Board of Directors to serve as the company’s next Chief Executive Officer commencing in May. Mr. Jackson will succeed Lior Samuelson, Cyren’s Chairman and CEO since 2013, who will remain in his position as Chairman of the Board. Mr. Jackson will be based in the company’s McLean, Virginia office.

“On behalf of the Board of Directors, I am pleased to welcome Brett Jackson to lead Cyren and further establish the company as a leading provider of cloud security solutions,” Samuelson said. “Brett possesses the right mix of operational CEO experience, leadership skills, and technology industry expertise to help elevate Cyren to the next level. The Board was unanimous in its approval of Brett as Cyren’s next CEO, and we are confident that as CEO he will drive innovation, growth and further advancements across our business. It has been a privilege serving Cyren over the last eight years, both on the Board and as CEO. We have considerable opportunity in front of us and I remain committed to supporting our executive team to ensure we are well positioned to capitalize on all of our opportunities.”

Mr. Jackson is an experienced, growth-oriented CEO and has led and scaled multiple companies in the security and analytics markets. He most recently served as Chief Executive Officer of Digital Reasoning, an artificial intelligence analytics software company backed by Goldman Sachs and NASDAQ. Prior to Digital Reasoning, Mr. Jackson was CEO and Chairman of Logi Analytics, Digital Harbor, and eSecurity, and previously served as Chief Operating Officer of Cybertrust (acquired by Verizon) and Axent Technologies (acquired by Symantec).

“I am very excited to have the opportunity to lead the talented team at Cyren as its next CEO,” Jackson said. “With its unique cloud-based approach, security-as-a-service offerings and global footprint, I believe the company has a significant opportunity in front of it and is poised to emerge as one of the industry’s next great success stories. I look forward to working with the Board, Lior and the rest of the Cyren team to continue to grow the company.”

About Cyren

More than 1.3 billion users around the world rely on Cyren’s 100% cloud internet security solutions to protect them against cyber attacks and data loss every day. Powered by the world’s largest security cloud, Cyren delivers fast time to protection from cyber threats with award-winning security as a service for web, email, sandboxing, and DNS for enterprises, and embedded threat intelligence solutions for security vendors and service providers. Customers like Google, Microsoft and Check Point are just a few of the businesses that depend on Cyren every day to power their security. Learn more at www.cyren.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our CEO transition, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

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Cyren Company Contact:

Mike Myshrall, CFO

Cyren

+1.703.760.3320
mike.myshrall@cyren.com

Cyren Media Contact:

Matthew Zintel

Zintel Public Relations

+1.281.444.1590

matthew.zintel@zintelpr.com